EZCORP Reports Second Quarter Fiscal Year 2019 Results
Austin, Texas (May 8, 2019) — EZCORP, Inc. (NASDAQ: EZPW) today announced results for its second quarter ended March 31, 2019.
All amounts in this release are from EZCORP continuing operations and in conformity with U.S. generally accepted accounting principles ("GAAP") unless otherwise noted. Comparisons shown in this release are to the same period in the prior year unless otherwise noted.
HIGHLIGHTS FOR SECOND QUARTER OF FISCAL 2019

•
Strong revenue growth, up 6% to $214.7 million, reflects the company's long-standing focus on best meeting customers' need for cash. Growth in pawn loans outstanding (PLO), pawn service charges (PSC) and merchandise sales in U.S. and Latin America pawn segments contributed to improvement in key pawn operating metrics during the quarter.

–	PLO, the most influential driver of revenue and profitability, expanded 9% to $173.1 million, and PSC rose 10% to $81.8 million.

–	U.S. Pawn segment same store PLO and PSC each rose 5%, driving total ending PLO of $130.6 million and PSC of $61.8 million.

–
Latin America Pawn total PLO grew 20% to $42.6 million (up 27% to $44.7 million on a constant currency basis1). Same store PLO increased 4% (9% higher on a constant currency basis). PSC rose 33% to $20.0 million (increasing 37% to $20.6 million on a constant currency basis).

•
Income before tax of $5.0 million and diluted earnings per share of $0.06 were each down 71%, impacted by non-cash charges of $6.5 million as well as growth investments and other discrete costs. Excluding those items and adjusting for constant currency, adjusted[2] income before tax was $16.6 million, down 10%, and adjusted diluted earnings per share was flat to the prior-year quarter at $0.22.

•
The company continued investing to sustain strong competitive advantages, including ongoing progress on developing a new customer-centric digital platform, predictive product and customer analytics, and upgrading its point-of-sale and other systems. Capital and other expenditures related directly to growth initiatives totaled $7.0 million in the quarter.

•
Cash and cash equivalents ended the current quarter at $347.8 million, providing liquidity to retire the $195.0 million cash convertible notes due in June 2019 and continue investment in the company's growth. Fiscal year-to-date operating cash flow increased 11% to $50.6 million and the company collected another $14.6 million of principal under the Alpha Credit / Grupo Finmart notes receivable.

CEO COMMENTARY AND OUTLOOK
Chief Executive Officer Stuart Grimshaw commented, "Fundamental trends remain healthy, with strong PLO growth driving accelerated revenue for the quarter compared to prior year levels. Rising demand for pawn loans and stable yields bode well for the near-term trajectory of PSC, while our proactive investing initiatives centered on digital engagement and data analytics position us well to increasingly differentiate our services and enhance profitable client acquisition and retention over time.
“As our liquidity and free cash flow continue to build, we maintain financial flexibility to de-lever the balance sheet and enhance our organic growth through incremental acquisitions, assuming our strict strategic and financial criteria are met. We remain committed to delivering accretive, sustainable growth - regardless of the broader economic environment - across multiple avenues to drive long-term shareholder value.”

CONSOLIDATED RESULTS

Three Months Ended March 31
in thousands, except per share amounts

	As Reported		Adjusted[2]
	2019	2018	2019	2018

Total Revenues	$214,730	$202,398	$215,028	$202,398
Income from Continuing Operations, Before Tax	$5,019	$17,504	$16,591	$18,518
Net Income from Continuing Operations	$2,659	$11,707	$11,648	$12,450
Diluted Earnings Per Share	$0.06	$0.21	$0.22	$0.22
Adjusted EBITDA[2]	$17,494	$25,516	$24,586	$25,272
With total revenues up $12.3 million, or 6%, on growth in both pawn service charges and merchandise sales, income from continuing operations before tax decreased $12.5 million from the prior year quarter on a GAAP basis and $1.9 million on an adjusted basis, including the effect of expenses at new and same stores. Included in the unadjusted year-over-year change in results is a $6.5 million non-cash impairment on an equity investment and $0.4 million lower income from this investment, a $3.9 million increase in net interest expense primarily from debt issued in May 2018, the effect of 77 net new and acquired stores that do not yet fully reflect the company’s historical store performance, additional investment in the company’s Evergreen customer-centric digital platform, and other operating and administrative expense growth. While consolidated merchandise sales gross profit increased $0.7 million, related sales margins decreased 130 basis points to 35.8%, reflecting both the effective liquidation of aged general merchandise in U.S. Pawn from 9% to 7% and a greater portion of total sales derived from Latin America, where average margins are lower due to the concentration in general merchandise.

•
Ending and average PLO grew 9%, driving a 10% increase in PSC and a 6% improvement in net revenues to $127.7 million (up 7% to $128.5 million on a constant currency basis). Consolidated merchandise sales gross profit grew 2% to $43.5 million on a 5% rise in merchandise sales. On a constant currency basis, PSC expanded 11% and merchandise sales gross profit improved 2%.

•
Consolidated operations expenses rose 7% to $88.2 million (up 8% to $88.8 million on a constant currency basis) from a net increase of 74 stores acquired or opened since the prior year quarter (79 new and acquired stores in Latin America net of five closures in the U.S. and Canada) and increases in same stores. Same store operations expense increased 5% primarily due to labor and benefit cost increases, including reduced vacancies, an increase in robbery losses in the period and other smaller items. The company expects operating efficiencies to increasingly take hold as acquired stores are further integrated and new stores season and build scale.

•
Administrative expense increased 24% to $16.5 million principally as a result of a $1.5 million strategic investment that is not capitalizable related to the development of the Evergreen customer-centric digital platform, which remains pre-revenue. Another $1.0 million related to this project was capitalized in the quarter, based on the nature of the specific work performed.

•
The company’s global pawn businesses (consisting of U.S. Pawn and Latin America Pawn) generated consolidated segment contribution of $37.9 million, up 18% from the prior year quarter. Included in this is a $0.8 million recovery from a refiner that was fully reserved in the first fiscal quarter of 2019 and a $1.1 million PSC-related indemnification claim settlement from the previous owners of GPMX. On an adjusted basis, consolidated global pawn segment contribution increased 2%, or $0.8 million, to $36.2 million.

•
Non-cash charges consisted of a $6.5 million impairment to the carrying value of the company's investment in Cash Converters International Limited, an unconsolidated affiliate, based on its share price at the end of the period. The current quarter equity in underlying earnings of this investment decreased $0.4 million from the prior year quarter.

•
Net interest expense increased $3.9 million, driven by additional debt issued in May 2018, and lower interest income on the declining balance of notes receivable as principal collections are received monthly. The cash convertible senior notes expected to be repaid in June 2019 represent $3.6 million of total interest expense in the current quarter.

SEGMENT RESULTS
U.S. Pawn

•
Same store PLO and PSC both rose 5%, with ending PLO per store of $257,000, up 6% on a year-over-year basis. The growth reflected disciplined lending practices, a focus on meeting customers' need for cash and stronger performance from stores affected by hurricanes in the prior-year quarter.

•	Same store sales improved 2% and merchandise margins remained strong at 37%. Aged general merchandise inventory was reduced during the quarter from 9% to 7%.

•
U.S. Pawn's revenue rose 3% to $166.4 million, with a 3% rise in combined operating expenses and depreciation to $70.5 million, resulting in a 1% increase in segment contribution to $28.4 million. Adjusted segment contribution decreased 1% to $28.4 million. Operating expense growth was primarily attributable to increased labor and benefit costs including vacancy reduction and higher robbery losses.

Latin America Pawn

•
Latin America Pawn's PLO grew 20% to $42.6 million (up 27% to $44.7 million on a constant currency basis). Same store PLO increased 4% (9% on a constant currency basis), with ending PLO per store of $91,000, up 32%.

•
The company added four stores in the quarter. Pawn store count in Latin America has expanded 20% in the last 12 months to a total of 466 stores, with 68 acquired and 11 opened. New stores drive attractive long-term profit enhancement but create a short-term drag on earnings as they ramp. Acquired stores are generally less efficient than our same stores until fully integrated, but typically are accretive in their first full quarter of ownership.

•
Net revenues grew 27% to $28.0 million (up 31% to $28.8 million on a constant currency basis). PSC rose 33% to $20.0 million (increasing 37% to $20.6 million on a constant currency basis). PSC in the current period includes $1.1 million attributable to settling certain PSC-related indemnification claims with the previous owners of GPMX.

•
Operations expense increased 21% to $18.2 million primarily from 79 stores acquired or opened since the prior year quarter and increases in same stores. Same store operations expense increased 10%, primarily as a result of incremental administrative and professional fees incurred to support the integration of previous acquisitions and enhance the administrative staff, as well as an increase in robbery losses.

•
Segment contribution increased 39% to $9.5 million ($9.7 million on a constant currency basis). Adjusted segment contribution increased 20% to $7.8 million, excluding foreign currency impacts and other discrete costs, as well as the $0.8 million recovery from a refiner that was fully reserved in the first fiscal quarter of 2019 and a $1.1 million PSC-related indemnification claim settlement from the previous owners of GPMX.

CORRECTIONS TO PRIOR PERIOD FINANCIAL STATEMENTS
During the current quarter, the company identified errors in its previously reported financial statements during the ordinary course of account reviews and subsequent investigation of related accounts. None of the identified errors was material to any previously reported period. These have now been corrected in all periods presented. The errors relate primarily to the overstatement of historical balances of pawn service charges receivable resulting from errors in the configuration of information technology reports. Compared to amounts previously reported, the corrections reduced income from continuing operations, net of tax by $0.2 million (no change to diluted earnings per share) and $0.3 million ($0.01 diluted earnings per share) in the three and six- month periods ended March 31, 2018. In the first quarter of fiscal 2019 included in the current year-to-date results, the correction increased previously reported income from continuing operations, net of tax by $0.9 million ($0.01 diluted earnings per share). Prior to correction, these errors resulted in an overstatement of October 1, 2017 beginning retained earnings of $3.8 million. Greater detail on this is included in Note 1 to our Condensed Consolidated Financial Statements on Form 10-Q.

CONFERENCE CALL
EZCORP will host a conference call on Thursday, May 9, 2019, at 7:30am Central Time to discuss first quarter results. Analysts and institutional investors may participate on the conference call by dialing (877) 201-0168, Conference ID: 2278077, or internationally by dialing (647) 788-4901. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn loans in the United States and Latin America. It also sells merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the Russell 2000 Index, S&P SmallCap 600 Index, S&P 1000 Index and Nasdaq Composite Index.
FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220

1“Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2Adjusted basis, which is a non-GAAP measure, excludes certain items. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018

	(Unaudited)
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$121,260	$114,945	$242,284	$228,533
Jewelry scrapping sales	10,380	11,525	19,661	23,738
Pawn service charges	81,799	74,031	165,318	150,053
Other revenues	1,291	1,897	3,162	4,244
Total revenues	214,730	202,398	430,425	406,568
Merchandise cost of goods sold	77,800	72,220	154,912	143,387
Jewelry scrapping cost of goods sold	8,833	9,574	16,883	19,911
Other cost of revenues	407	347	891	924
Net revenues	127,690	120,257	257,739	242,346
Operating expenses:
Operations	88,243	82,180	177,029	165,826
Administrative	16,487	13,341	31,742	26,420
Depreciation and amortization	7,012	6,451	13,860	12,174
(Gain) loss on sale or disposal of assets and other	(823)	100	3,619	139
Total operating expenses	110,919	102,072	226,250	204,559
Operating income	16,771	18,185	31,489	37,787
Interest expense	8,589	5,829	17,380	11,676
Interest income	(3,126)	(4,268)	(6,465)	(8,538)
Equity in net (income) loss of unconsolidated affiliates	(431)	(876)	688	(2,326)
Impairment of investment in unconsolidated affiliates	6,451	—	19,725	—
Other expense (income)	269	(4)	(117)	(186)
Income from continuing operations before income taxes	5,019	17,504	278	37,161
Income tax expense	2,360	5,797	1,279	13,208
Income (loss) from continuing operations, net of tax	2,659	11,707	(1,001)	23,953
Loss from discontinued operations, net of tax	(18)	(500)	(201)	(722)
Net income (loss)	2,641	11,207	(1,202)	23,231
Net loss attributable to noncontrolling interest	(753)	(374)	(1,230)	(989)
Net income attributable to EZCORP, Inc.	$3,394	$11,581	$28	$24,220

Basic earnings per share attributable to EZCORP, Inc. — continuing operations	$0.06	$0.22	$—	$0.46
Diluted earnings per share attributable to EZCORP, Inc. — continuing operations	$0.06	$0.21	$—	$0.44

Weighted-average basic shares outstanding	55,445	54,464	55,236	54,447
Weighted-average diluted shares outstanding	55,463	57,624	55,247	56,642

EZCORP, Inc. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

	March 31, 2019	March 31, 2018	September 30, 2018

	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$347,786	$159,216	$285,311
Pawn loans	173,138	159,410	198,463
Pawn service charges receivable, net	27,097	24,130	30,959
Inventory, net	173,348	158,642	166,997
Notes receivable, net	23,450	38,091	34,199
Prepaid expenses and other current assets	32,984	29,533	33,456
Total current assets	777,803	569,022	749,385
Investment in unconsolidated affiliates	29,387	46,509	49,500
Property and equipment, net	67,518	64,833	73,649
Goodwill	296,881	290,884	299,248
Intangible assets, net	58,503	45,728	54,923
Notes receivable, net	8,509	18,660	3,226
Deferred tax asset, net	10,119	15,087	7,986
Other assets	4,395	19,773	3,863
Total assets	$1,253,115	$1,070,496	$1,241,780

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$192,901	$103,287	$190,181
Accounts payable, accrued expenses and other current liabilities	58,696	60,538	57,958
Customer layaway deposits	13,564	12,225	11,824
Total current liabilities	265,161	176,050	259,963
Long-term debt, net	232,733	198,338	226,702
Deferred tax liability, net	9,012	2,525	8,817
Other long-term liabilities	6,450	9,359	6,890
Total liabilities	513,356	386,272	502,372
Commitments and contingencies
Stockholders’ equity:
Class A Non-voting Common Stock, par value $.01 per share; shares authorized: 100 million; issued and outstanding: 52,475,070 as of March 31, 2019; 51,494,246 as of March 31, 2018; and 51,614,746 as of September 30, 2018	524	515	516
Class B Voting Common Stock, convertible, par value $.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	402,505	353,698	397,927
Retained earnings	386,650	373,560	386,622
Accumulated other comprehensive loss	(49,950)	(40,247)	(42,356)
EZCORP, Inc. stockholders’ equity	739,759	687,556	742,739
Noncontrolling interest	—	(3,332)	(3,331)
Total equity	739,759	684,224	739,408
Total liabilities and equity	$1,253,115	$1,070,496	$1,241,780

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended March 31,
	2019	2018

	(Unaudited)
	(in thousands)
Operating activities:
Net (loss) income	$(1,202)	$23,231
Adjustments to reconcile net (loss) income to net cash flows from operating activities:
Depreciation and amortization	13,860	12,174
Amortization of debt discount and deferred financing costs	11,225	7,439
Accretion of notes receivable discount and deferred compensation fee	(2,492)	(5,032)
Deferred income taxes	358	2,801
Impairment of investment in unconsolidated affiliate	19,725	—
Other adjustments	1,265	1,081
Reserve on jewelry scrap receivable	3,646	—
Stock compensation expense	4,697	5,534
Loss (income) from investment in unconsolidated affiliates	688	(2,326)
Changes in operating assets and liabilities, net of business acquisitions:
Service charges and fees receivable	3,797	4,644
Inventory	421	(628)
Prepaid expenses, other current assets and other assets	(3,590)	(2,982)
Accounts payable, accrued expenses and other liabilities	(409)	(5,357)
Customer layaway deposits	1,810	1,128
Income taxes, net of excess tax benefit from stock compensation	(3,176)	3,937
Net cash provided by operating activities	50,623	45,644
Investing activities:
Loans made	(353,537)	(330,732)
Loans repaid	225,695	220,267
Recovery of pawn loan principal through sale of forfeited collateral	142,656	134,870
Additions to property and equipment, net	(13,863)	(19,251)
Acquisitions, net of cash acquired	(627)	(63,780)
Principal collections on notes receivable	14,591	9,152
Net cash provided by (used in) investing activities	14,915	(49,474)
Financing activities:
Taxes paid related to net share settlement of equity awards	(3,288)	(311)
Proceeds from borrowings, net of issuance costs	1,066	—
Payments on borrowings	(509)	—
Net cash used in financing activities	(2,731)	(311)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(599)	(238)
Net increase (decrease) in cash, cash equivalents and restricted cash	62,208	(4,379)
Cash, cash equivalents and restricted cash at beginning of period	285,578	163,868
Cash, cash equivalents and restricted cash at end of period	$347,786	$159,489

Non-cash investing and financing activities:
Pawn loans forfeited and transferred to inventory	$151,211	$134,952

EZCORP, Inc.
OPERATING SEGMENT RESULTS
(Unaudited and in thousands)

	Three Months Ended March 31, 2019
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$96,632	$24,628	$—	$121,260	$—	$121,260
Jewelry scrapping sales	7,916	2,464	—	10,380	—	10,380
Pawn service charges	61,798	20,001	—	81,799	—	81,799
Other revenues	43	25	1,223	1,291	—	1,291
Total revenues	166,389	47,118	1,223	214,730	—	214,730
Merchandise cost of goods sold	60,928	16,872	—	77,800	—	77,800
Jewelry scrapping cost of goods sold	6,571	2,262	—	8,833	—	8,833
Other cost of revenues	—	—	407	407	—	407
Net revenues	98,890	27,984	816	127,690	—	127,690
Segment and corporate expenses (income):
Operations	67,475	18,223	2,545	88,243	—	88,243
Administrative	—	—	—	—	16,487	16,487
Depreciation and amortization	2,982	1,495	77	4,554	2,458	7,012
(Gain) loss on sale or disposal of assets and other	—	(839)	16	(823)	—	(823)
Interest expense	—	50	132	182	8,407	8,589
Interest income	—	(431)	—	(431)	(2,695)	(3,126)
Equity in net income of unconsolidated affiliates	—	—	(431)	(431)	—	(431)
Impairment of investment in unconsolidated affiliates	—	—	6,451	6,451	—	6,451
Other expense (income)	—	29	262	291	(22)	269
Segment contribution (loss)	$28,433	$9,457	$(8,236)	$29,654
Income from continuing operations before income taxes				$29,654	$(24,635)	$5,019

	Three Months Ended March 31, 2018
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$94,753	$20,192	$—	$114,945	$—	$114,945
Jewelry scrapping sales	8,177	3,348	—	11,525	—	11,525
Pawn service charges	59,027	15,004	—	74,031	—	74,031
Other revenues	76	174	1,647	1,897	—	1,897
Total revenues	162,033	38,718	1,647	202,398	—	202,398
Merchandise cost of goods sold	58,537	13,683	—	72,220	—	72,220
Jewelry scrapping cost of goods sold	6,512	3,062	—	9,574	—	9,574
Other cost of revenues	—	—	347	347	—	347
Net revenues	96,984	21,973	1,300	120,257	—	120,257
Segment and corporate expenses (income):
Operations	65,190	15,015	1,975	82,180	—	82,180
Administrative	—	—	—	—	13,341	13,341
Depreciation and amortization	3,531	916	47	4,494	1,957	6,451
Loss (gain) on sale or disposal of assets	107	(5)	—	102	(2)	100
Interest expense	—	2	—	2	5,827	5,829
Interest income	—	(763)	—	(763)	(3,505)	(4,268)
Equity in net income of unconsolidated affiliates	—	—	(876)	(876)	—	(876)
Other (income) expense	1	(1)	(35)	(35)	31	(4)
Segment contribution	$28,155	$6,809	$189	$35,153
Income from continuing operations before income taxes				$35,153	$(17,649)	$17,504

	Six Months Ended March 31, 2019
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$191,735	$50,549	$—	$242,284	$—	$242,284
Jewelry scrapping sales	14,468	5,193	—	19,661	—	19,661
Pawn service charges	126,023	39,295	—	165,318	—	165,318
Other revenues	91	67	3,004	3,162	—	3,162
Total revenues	332,317	95,104	3,004	430,425	—	430,425
Merchandise cost of goods sold	120,076	34,836	—	154,912	—	154,912
Jewelry scrapping cost of goods sold	12,081	4,802	—	16,883	—	16,883
Other cost of revenues	—	—	891	891	—	891
Net revenues	200,160	55,466	2,113	257,739	—	257,739
Segment and corporate expenses (income):
Operations	135,435	36,419	5,175	177,029	—	177,029
Administrative	—	—	—	—	31,742	31,742
Depreciation and amortization	6,017	2,917	118	9,052	4,808	13,860
Loss on sale or disposal of assets and other	2,852	751	16	3,619	—	3,619
Interest expense	—	79	204	283	17,097	17,380
Interest income	—	(850)	—	(850)	(5,615)	(6,465)
Equity in net loss of unconsolidated affiliates	—	—	688	688	—	688
Impairment of investment in unconsolidated affiliates	—	—	19,725	19,725	—	19,725
Other (income) expense	—	(97)	284	187	(304)	(117)
Segment contribution (loss)	$55,856	$16,247	$(24,097)	$48,006
Income from continuing operations before income taxes				$48,006	$(47,728)	$278

	Six Months Ended March 31, 2018
	U.S. Pawn	Latin America Pawn	Other International	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$186,247	$42,286	$—	$228,533	$—	$228,533
Jewelry scrapping sales	16,702	7,036	—	23,738	—	23,738
Pawn service charges	118,644	31,409	—	150,053	—	150,053
Other revenues	150	343	3,751	4,244	—	4,244
Total revenues	321,743	81,074	3,751	406,568	—	406,568
Merchandise cost of goods sold	114,625	28,762	—	143,387	—	143,387
Jewelry scrapping cost of goods sold	13,354	6,557	—	19,911	—	19,911
Other cost of revenues	—	—	924	924	—	924
Net revenues	193,764	45,755	2,827	242,346	—	242,346
Segment and corporate expenses (income):
Operations	131,378	29,850	4,598	165,826	—	165,826
Administrative	—	—	—	—	26,420	26,420
Depreciation and amortization	6,330	1,761	94	8,185	3,989	12,174
Loss on sale or disposal of assets	123	5	—	128	11	139
Interest expense	—	3	—	3	11,673	11,676
Interest income	—	(1,400)	—	(1,400)	(7,138)	(8,538)
Equity in net income of unconsolidated affiliates	—	—	(2,326)	(2,326)	—	(2,326)
Other (income) expense	(3)	114	(118)	(7)	(179)	(186)
Segment contribution	$55,936	$15,422	$579	$71,937
Income from continuing operations before income taxes				$71,937	$(34,776)	$37,161

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended March 31, 2019
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of December 31, 2018	508	462	27	997
New locations opened	—	4	—	4
Locations sold, combined or closed	—	—	(3)	(3)
As of March 31, 2019	508	466	24	998

	Three Months Ended March 31, 2018
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of December 31, 2017	513	383	27	923
New locations opened	—	4	—	4
Locations sold, combined or closed	(3)	—	—	(3)
As of March 31, 2018	510	387	27	924

	Six Months Ended March 31, 2019
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2018	508	453	27	988
New locations opened	—	8	—	8
Locations acquired	—	5	—	5
Locations sold, combined or closed	—	—	(3)	(3)
As of March 31, 2019	508	466	24	998

	Six Months Ended March 31, 2018
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2017	513	246	27	786
New locations opened	—	8	—	8
Locations acquired	—	133	—	133
Locations sold, combined or closed	(3)	—	—	(3)
As of March 31, 2018	510	387	27	924
Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting principles generally accepted in the United States ("GAAP"), we provide certain other non-GAAP financial information on a constant currency basis ("constant currency"). We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos and other Latin American currencies. We believe that presentation of constant currency results is meaningful and useful in understanding the activities and business metrics of our Latin America Pawn operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information to evaluate and compare operating results across accounting periods. Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in Mexican pesos, Guatemalan quetzals, Honduran lempiras and Peruvian sols to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each currency as compared to U.S. dollars as of and for the three and six months ended March 31, 2019 and 2018 were as follows:

	March 31,		Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018	2019	2018

Mexican peso	19.4	18.3	19.2	18.7	19.5	18.8
Guatemalan quetzal	7.6	7.3	7.6	7.3	7.6	7.2
Honduran lempira	24.3	23.5	24.2	23.5	24.1	23.4
Peruvian sol	3.3	3.2	3.3	3.2	3.3	3.2
The constant currency results of our statement of operations reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss. We have experienced a prolonged weakening of the Mexican peso to the U.S. dollar and may continue to experience further weakening in future reporting periods, which may adversely impact our future operating results when stated on a GAAP basis.
Miscellaneous Non-GAAP Financial Measures

	2019 Q2	2018 Q2

	(in millions)
Net income	$2.6	$11.2
Loss from discontinued operations, net of tax	—	0.5
Interest expense	8.6	5.8
Interest income	(3.1)	(4.3)
Income tax expense	2.4	5.8
Depreciation and amortization	7.0	6.5
Adjusted EBITDA	$17.5	$25.5

Revenues

(in millions)
2019 Q2 reported	$214.7
Settlement of GPMX PSC-related indemnification claim	(1.1)
Currency exchange rate fluctuations	1.4
2019 Q2 adjusted	$215.0

	Income from Continuing Operations, Before Tax	Tax Effect	Net Income from Continuing Operations	Adjusted EBITDA	EPS

	(in millions)
2019 Q2 reported	$5.0	$(2.3)	$2.7	$17.5	$0.06
Acquisition costs	0.1	—	0.1	0.1	—
Impairment on CCV investment	6.5	(1.5)	5.0	6.5	0.09
Adjustment for Republic Metals Corporation recovery	(0.8)	0.2	(0.6)	(0.8)	(0.01)
Deconsolidation of previously consolidated subsidiary	0.3	(0.1)	0.2	0.3	—
Settlement of GPMX PSC-related indemnification claim	(1.1)	0.3	(0.8)	(1.1)	(0.01)
Currency exchange rate fluctuations	0.2	(0.1)	0.1	0.2	—
Non-cash net interest expense	4.5	(1.1)	3.4	—	0.06
Discretionary strategic investment in digital platform and board of director search fees	1.9	(0.4)	1.5	1.9	0.03
2019 Q2 adjusted	$16.6	$(5.0)	$11.6	$24.6	$0.22

	Income from Continuing Operations, Before Tax	Tax Effect	Net Income from Continuing Operations	Adjusted EBITDA	EPS

	(in millions)
2018 Q2 reported	$17.5	$(5.8)	$11.7	$25.5	$0.21
Charge-off of aged assets	0.1	—	0.1	0.1	—
Impact from hurricane store operating expenses	(0.3)	0.1	(0.2)	(0.3)	—
Non-cash net interest expense	1.2	(0.3)	0.9	—	0.01
2018 Q2 adjusted	$18.5	$(6.0)	$12.5	$25.3	$0.22

	U.S. Pawn	Latin America Pawn	Total

	(in millions)
Segment contribution 2019 Q2	$28.4	$9.5	$37.9
Adjustment for Republic Metals Corporation recovery	—	(0.8)	(0.8)
Settlement of GPMX PSC-related indemnification claim	—	(1.1)	(1.1)
Currency exchange rate fluctuations	—	0.2	0.2
Adjusted segment contribution 2019 Q2	$28.4	$7.8	$36.2

U.S. Pawn

(in millions)
Segment contribution 2018 Q2	$28.2
Charge-off of aged assets	0.1
Impact from hurricane store operating expenses	0.3
Adjusted segment contribution 2018 Q2	$28.6

2019 Q2:	U.S. Dollar Amount	Percentage Change YOY

	(in millions)
Latin America Pawn PLO	$42.6	20%
Currency exchange rate fluctuations	2.1
Constant currency Latin America Pawn PLO	$44.7	27%

Latin America Pawn same store PLO	$36.8	4%
Currency exchange rate fluctuations	1.9
Constant currency Latin America Pawn same store PLO	$38.7	9%

Consolidated revenue (three months ended March 31, 2019)	$214.7	6%
Currency exchange rate fluctuations	1.4
Constant currency consolidated revenue (three months ended March 31, 2019)	$216.1	7%

Consolidated net revenue (three months ended March 31, 2019)	$127.7	6%
Currency exchange rate fluctuations	0.8
Constant currency consolidated net revenue (three months ended March 31, 2019)	$128.5	7%

Consolidated PSC revenue (three months ended March 31, 2019)	$81.8	10%
Currency exchange rate fluctuations	0.6
Constant currency consolidated PSC revenue (three months ended March 31, 2019)	$82.4	11%

Consolidated merchandise sales gross profit (three months ended March 31, 2019)	$43.5	2%
Currency exchange rate fluctuations	0.2
Constant currency consolidated merchandise sales gross profit (three months ended March 31, 2019)	$43.7	2%

Consolidated operations expenses (three months ended March 31, 2019)	$88.2	7%
Currency exchange rate fluctuations	0.6
Constant currency consolidated operations expenses (three months ended March 31, 2019)	$88.8	8%

Latin America Pawn net revenue (three months ended March 31, 2019)	$28.0	27%
Currency exchange rate fluctuations	0.8
Constant currency Latin America Pawn net revenue (three months ended March 31, 2019)	$28.8	31%

Latin America Pawn PSC revenue (three months ended March 31, 2019)	$20.0	33%
Currency exchange rate fluctuations	0.6
Constant currency Latin America Pawn PSC revenue (three months ended March 31, 2019)	$20.6	37%

Latin America Pawn segment profit before tax (three months ended March 31, 2019)	$9.5	39%
Currency exchange rate fluctuations	0.2
Constant currency Latin America Pawn segment profit before tax (three months ended March 31, 2019)	$9.7	43%